SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33023	86-0982792
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-6690

(Registrant’s Telephone Number, Including Area Code)

(former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 7, 2005, Dr. Manfred Mosk resigned as the Nonexecutive Chairman of Board of Directors of Duska Therapeutics, Inc. (the “Company”). Dr. Mosk has, however, agreed to serve on the Company’s Advisory Board.

The Company’s Board of Directors has appointed Dr. Amir Pelleg, the Company’s President and Chief Operating Officer and Chief Scientific Officer, as its Chairman effective December 7, 2005.

Item 7.01	Regulation FD Disclosure

On December 9, 2005, the Company issued a press release announcing the commencement of a $2,000,0000 private placement of its common stock to “accredited investors” (as defined as defined in Regulation D under the Securities Act of 1933, as amended). A copy of the press release is attached hereto as Exhibit 99.1. The press release was issued pursuant to Rule 135c of the Securities Act of 1933.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg
Amir Pelleg, Ph.D. President

Dated: December 9, 2005